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                                                                    EXHIBIT 5.1


                 [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]



                                October 28, 1997




Cymer, Inc.
16750 Via Del Campo Court
San Diego, CA 92127

     Re: Cymer, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3 to be filed by Cymer, Inc. (the "Company") with the Securities and Exchange Commission on or about October 30, 1997 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 3,670,213 shares of Common Stock of the Company (the "Shares") upon conversion of $172,500,000 aggregate principal amount of 3 1/2%/7 1/4% Step-Up Convertible Subordinated Notes (the "Registrable Notes") of the Company due August 6, 2004 (equal to conversion rate of 21.2766 shares per $1,000 principal amount of Registrable Notes).

     It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of Shares, and upon the completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with securities laws of various states, where required, the Shares, when issued and sold in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.

                                      Very truly yours,

                                      /s/ WILSON SONSINI GOODRICH & ROSATI
                                      -------------------------------------
                                      Wilson Sonsini Goodrich & Rosati
                                      Professional Corporation